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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

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                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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

                                                       PP&L CAPITAL TRUST II
                                (Exact Name of Registrant as Specified in its Certificate of Trust)


Delaware                                                                                    APPLIED FOR
(State of Incorporation or Organization)                                                    (IRS Employer Identification Number)

c/o Pennsylvania Power & Light Company                                                      18101
Two North Ninth Street                                                                      (Zip Code)
Allentown, PA
(Address of Principal Executive Offices)

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                                                PENNSYLVANIA POWER & LIGHT COMPANY
                                              (Exact Name of Registrant as Specified
                                               in its Certificate of Incorporation)

Pennsylvania                                                                            23-0959590
(State of Incorporation or Organization)                                                (IRS Employer Identification Number)

Two North Ninth Street                                                                  18101
Allentown, PA                                                                           (Zip Code)
(Address of Principal Executive Offices)

If this Form related to the Registration of a class of debt                             If this Form relates to the registration of
securities and is effective upon filing pursuant to General                             a class of debt securities and is to become
Instruction A(c)(1) please check the following box. ( )                                 effective simultaneously with the
                                                                                        effectiveness of a concurrent registration
                                                                                        statement under the Securities Act of 1933
                                                                                        pursuant to General Instruction A(c)(2)
                                                                                        please check the following box. ( )

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                                        Name of Each Exchange on Which Each Class
Title of Each Class to be so Registered                                                 is to be Registered
---------------------------------------                                                 --------------------------------------------

PP&L Capital Trust II                                                                   New York Stock Exchange
8.10 % Trust Originated Preferred Securities
(and the Guarantee by Pennsylvania Power & Light Company with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                     None
                                                (Title of Class)
                                             =====================
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Item 1.  Description of Registrant's Securities to be Registered.

     The 8.10% Trust Originated Preferred Securities ("Preferred Securities") of PP&L Capital Trust II ("Capital II"), a Delaware statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of Capital II and are guaranteed by Pennsylvania Power & Light Company ("PP&L"), a Pennsylvania corporation, to the extent set forth in the form of Guarantee Agreement by PP&L and The Chase Manhattan Bank, as Guarantee Trustee (the "Guarantee"), which is incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (the "Registration Statement") of PP&L and Capital II (File No. 333-27773), filed with the Securities and Exchange Commission (the "Commission"). The particular terms of the Preferred Securities and the Guarantee are described in the prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits.

          Filed herewith:

          Prospectus pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

          Certificate of Trust of PP&L Capital Trust II (incorporated by reference to Exhibit 4.2 to the Registration Statement).

          Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement).

          Form of Preferred Security (included in Exhibit 4.5 to the Registration Statement and incorporated by reference to such Exhibit in the Registration Statement).

          Form of Guarantee Agreement between Pennsylvania Power & Light Company, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee (incorporated by reference to Exhibit 4.6 to the Registration Statement).

          Form of Junior Subordinated Indenture between Pennsylvania Power & Light Company and The Chase Manhattan Bank, as Debenture Trustee (incorporated by reference to Exhibit 4.1 of Amendment No.1 to the Registration Statement on Form S-3 of PP&L Capital Trust and Pennsylvenia Power and Light Company filed on March 26, 1997).

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, PP&L Capital Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              PP&L Capital Trust II

Date:  June 12, 1997     By:  Pennsylvania Power & Light Company, as Depositor


                              By: /s/ John R. Biggar
                                 --------------------------------
                                 Name:  John R. Biggar
                                 Title:   Vice President-Finance
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                              Pennsylvania Power & Light Company



Date:  June 12, 1997     By: /s/ John R. Biggar
                            -------------------------------------
                                 Name:  John R. Biggar
                                 Title:   Vice President-Finance